UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2013

SUFFOLK BANCORP
(Exact name of registrant as specified in its charter)

 New York                                                000-13580                                              11-2708279
(State or other jurisdiction of                   (Commission File Number)           (IRS Employer Identification No.)
                                                                                                                    incorporation)

4 West Second Street, Riverhead, New York                                                11901
       (Address of principal executive offices)                                                   (Zip Code)

Registrant’s telephone number, including area code: (631) 208-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 27, 2013, the Board of Directors of Suffolk Bancorp (the "Company") appointed Ramesh N. Shah to the Board of Directors of the Company and to the Board of Directors of the Company's wholly-owned subsidiary, the Suffolk County National Bank (the "Bank"), effective March 27, 2013.

In addition, the Boards of Directors of the Company and the Bank adopted a resolution in accordance with the Company's and Bank's By-laws increasing the size of the Boards of Directors to ten effective with Mr. Shah's appointment. Mr. Shah will receive the annual retainer, fees and benefits for his service consistent with the compensation package received by the other non-employee directors. Mr. Shah has not been appointed to serve on any committees of the Boards of Directors.

As previously reported on December 26, 2012, Susan V. B. O'Shea will retire from the Boards of the Company and the Bank on the day prior to the 2013 Annual Meeting of Shareholders and will not stand for re-election to the Board of the Company at such meeting. The Boards of the Company and the Bank adopted a resolution, to be effective upon Ms. O'Shea's retirement, to decrease the size of the Boards to nine.

Attached as Exhibit 99.1 is the Company's press release titled, "Suffolk Bancorp Appoints Ramesh N. Shah Director," dated March 28, 2013.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 99.1     Press release titled, "Suffolk Bancorp Appoints Ramesh N. Shah Director," dated March 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                              SUFFOLK BANCORP

Dated: March 28, 2013	By:	/s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Senior Vice President, General Counsel & Corporate Secretary

INDEX OF EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press release titled, "Suffolk Bancorp Appoints Ramesh N. Shah Director," dated March 28, 2013